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                                SERVICE AGREEMENT

      This Services Agreement (the "Agreement") is entered into by and between American NET Claims, Inc., a Texas corporation ("ANC") and American Medical Finance, Inc., a Texas corporation ("AMF").

                                    Recitals

      WHEREAS, ANC has been incorporated in 1996 and has developed a business model for the purpose of acquiring, developing and marketing internet software technology.

      WHEREAS FURTHER, ANC has purchased (the "Purchase") all of the internet software licenses, intellectual property rights, internet technology and technology rights from AMF.

      WHEREAS FURTHER, ANC plans to develop, test and market the asset purchased from AMF.

      WHEREAS FURTHER, ANC intends to raise funds via the Private Placement and public offering markets, and will become self-sufficient at that time.

      WHEREAS FURTHER, ANC does not have the staffing and other resources on hand necessary to conduct certain of its activities with respect to the continued development of the software technology.

      WHEREAS FURTHER, AMF has the staffing and other resources on hand or available to it, which allows it to coordinate the activities and the services necessary and convenient relating to the needs of ANC.

      WHEREAS FURTHER, ANC desires and has agreed to engage the services of AMF under the terms and conditions as hereinafter expressed, and AMF has agreed to have its services engaged by ANC under the terms and conditions as hereinafter expressed.

      WHEREAS FURTHER, this writing is intended to form the basis between ANC and AMF of the agreements, terms, conditions and consideration for the services to be rendered to and on behalf of each relative to the Purchase.

      NOW, THEREFORE, for and in consideration of the mutual covenants as herein contained and based on the foregoing, the parties hereto agree as follows:

1. Incorporation of Paragraphs. The above and foregoing Recital paragraphs are substantive


SERVICE AGREEMENT                                                         PAGE 1
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in nature and are hereby incorporated herein by reference as contractual representations, warranties, duties and obligations of the parties hereto and are meant to be, and are hereby deemed as being, integral parts to this Agreement.

2. Employment of the Services of AMF as an Independent Contractor. The parties to this Agreement hereby enter into this Agreement to employ the services of AMF as an Independent Contractor for the purposes of performing management services on behalf of ANC. AMF acknowledges that neither it, nor any of its employees shall be deemed or become an employee of ANC. As such, AMF acknowledges and agrees to comply with the laws of the United States and the State of Texas concerning federal and state tax laws. AMF agrees to file all income tax returns required of Independent Contractors and to pay all taxes owed, including but not limited to periodic estimated income tax payments and 941 taxes relative to its employees. AMF further agrees to indemnify and hold harmless ANC against any and all claims arising from AMF's failure to pay any tax when due.

3. Services to be Provided. AMF shall provide the following services for the benefit of ANC on an as needed basis:

      a. Providing services relating to all prospective developmental, marketing, operating, financial and acquisition contractual agreements which lead to the implementation of ANC's business model and drafting of such agreements, as needed;

      b. Providing accounting and financial services relating to the implementation of the business model of ANC;

      c. Providing administrative, management, marketing, acquisition and operational services relating to the business model of ANC, and in general,

      d. Providing the overall management of all activities relating to the business model of ANC;

      e. General coordination of the activities and services necessary and convenient relating to the business model of ANC; and the

      f. Labor necessary in order to achieve the services necessary and convenient relating to the business model of ANC.

4. Responsibility for Proportionate Share of Overhead. The parties acknowledge and agree that to deliver the services and achieve the goals of each and in order to smoothly coordinate all of the management and other activities relating to the Purchases, the parties will office together and will share the overhead expenses related to such office sharing. "Exhibit A", attached hereto, represents the current costs to be incorporated into this agreement. Costs on "Exhibit A" are subject to revision after each six (6) month period. AMF will notify ANC of the new


SERVICE AGREEMENT                                                         PAGE 2
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charges, accordingly.

5. Consideration. The consideration for this Agreement shall be deemed the services rendered by AMF to ANC and the compensation paid by ANC to AMF and the sharing of the overhead and office space as described above.

6. Payments Under this Agreement. The parties mutually acknowledge and agree that each month, there shall be a calculation of the services rendered by AMF to ANC related to this Agreement (the "Monthly Statement"). The Monthly Statement shall be prepared by AMF and submitted to ANC. The Monthly Statement shall detail among other things, the amounts owed to AMF for services rendered and expenses incurred that previous month. If any amounts or items with respect to the Monthly Statement are contested by either party to this Agreement, such dispute shall be handled in accordance with the other terms and conditions of this Agreement relating to the settlement of disputes. As needed, the charged amount on the monthly statement may be added to the Line of Credit Agreement between ANC and AMF, dated July 31, 1996.

7. At Will Agreement. This Agreement shall be deemed to be an "at will" agreement and either party may cancel this Agreement by giving the other written notice of the intent to cancel. Cancellation shall be effective as is set out in the written notice of the intent to cancel.

8. Control of Activities. The parties mutually acknowledge and agree that ANC shall not control the activities of AMF, its handling of its employees, negotiation strategies, hours of work or any other matters relative to the services to be provided by AMF to ANC. Notwithstanding the foregoing, ANC shall be permitted to dictate to AMF the parameters within which AMF must work.

9. Authority to Bind. Nothing in this Agreement shall be construed to constitute AMF as the partner, employee, representative or direct agent of ANC, nor shall Contractor have any authority to bind ANC in any respect, it being intended that AMF shall be and remain an Independent Contractor responsible only for its own actions, and subject to the terms herein. AMF shall not, without ANC's prior written approval make representations or guarantees concerning any of the Purchases.

10. Settlement of Disputes. The following Agreements are made:

      a. If a dispute arises out of or relates to this Agreement, including to mean any of its Exhibits, or the breach or default of this Agreement, the parties shall first, in good faith, attempt to negotiate a settlement of that dispute, breach or default.

      b. If the dispute, breach or default cannot be settled through negotiation, the parties agree and shall proceed to binding arbitration, through the American Arbitration Association in Dallas, Texas, in accordance with its Commercial Arbitration Rules and judgment upon the award rendered by the arbitrator(s) may be entered in any court having


SERVICE AGREEMENT                                                         PAGE 3
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      jurisdiction thereof.

      c. Any provisional remedy (including injunctive relief and the appointment of a receiver) which a party to this Agreement may want to elect, shall be available notwithstanding the provisions relating to arbitration of disputes. Any party may seek such provisional remedy from the appropriate court of law pending arbitration, and such proceeding in which the provisional remedy was sought will then be stayed pending the final award of the arbitration.

      d. The expenses of arbitration conducted pursuant to this paragraph shall be born by the parties in such proportions as the arbitrator(s) shall decide.

11. Notices. All notices, demands, requests and other communications required or permitted hereunder, or under any other Loan Document except as otherwise provided therein, shall be in writing and shall be deemed to be given and delivered (except where actual receipt is specified herein or in any other Loan Document), upon actual receipt by personal delivery, receipt of notice via overnight delivery, second day delivery, registered mail, or certified mail, postage fully prepaid, return receipt requested, addressed to either party, as the case may be, at its address or at such other address as such party may have specified theretofore by notice delivered in accordance with this Article. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice thereof was given shall be deemed to be receipt of the notice, demand, request or other communication.

12. Successors and Assigns. This Agreement shall be binding upon ANC and AMF and their respective successors, and assigns and shall inure to the benefit of ANC and AMF and their respective successors, and assigns; provided that AMF shall not assign any of its rights, duties or obligations hereunder without the prior written consent of ANC.

13. Severability Clause. Should any provision hereof be deemed illegal or unenforceable, then any other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

14. Amendments; Governing Law. This Agreement and the rights and obligations of the parties hereunder (i) may be changed only by an instrument in writing signed by ANC and AMF and (ii) shall be construed in accordance with and governed by the laws of the state of Texas.

15. Further Assurances. The parties to this Agreement mutually, both individually and collectively, covenant and agree that they will do any and all things reasonably necessary after the date of this Agreement in order to effectuate all the terms and conditions of this Agreement. Each party agrees to cooperate with the other including but not limited to signing any and all documents necessary in order to effectuate the other terms and conditions of this Agreement.

16. Counterpart Execution. This Agreement may be executed in several counterparts, each of


SERVICE AGREEMENT                                                         PAGE 4
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which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

17. Facsimile Execution. The parties hereby agree that a facsimile copy of this Agreement will be deemed an original for all purposes, and each hereby waives the necessity of providing the original copy of this Agreement to bind the other.

18. Headings. Article, section and/or subsection headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

19. Waiver. No delay or omission to exercise any right, power of remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder. No waiver shall be effective unless it is in writing and is received by the waiving party.

20. Attorney's Fees. If any action, suit or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover from the non-prevailing party all of such party's costs, any attorney's fees incurred in each and every action, suit or other proceeding, including any and all appeals or petitions therefrom. As used herein, "prevailing party" shall mean the party entitled to recover its cost of such action, suit or proceeding, whether or not the suit proceeds to final judgment.

21. Incorporation of Exhibits and Schedules. Any and all Exhibits and Schedules to this Agreement shall be deemed to be part of this Agreement and are hereby intended to be incorporated herein by reference as if set out verbatim.

22. References. All references to "Article" contained herein are, unless specifically indicated otherwise, references to sections of this Agreement. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

23. Performance. Performance under the terms and conditions of this Agreement has and will take place in Dallas, Texas.

24. Representations to Survive this Agreement. The representations, warranties and covenants of the Provider contained herein shall survive the purchase of the Purchased Accounts Receivable and the termination of this Agreement.


SERVICE AGREEMENT                                                         PAGE 5
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      IN WITNESS WHEREOF, AMF and ANC have caused this Agreement to be duly executed on the 5th day of August, 1997.


AMF:


By:   /s/ C. Kelly Campbell
   ----------------------------------
      C. Kelly Campbell, VP & CFO


ANC:


By:   /s/ Bo W. Lycke
   ----------------------------------
      Bo W. Lycke, President


SERVICE AGREEMENT                                                         PAGE 6
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                                   EXHIBIT A

Indirect Costs:
Auto                                                                    $     80
Advertising (newspaper recruiting ads)                                       300
Equipment rental (furniture & fixtures, computers & software, etc.)        5,000
Employee insurance benefits                                                1,100
Employer FICA/Medicare                                                       900
FUTA/SUTA                                                                    300
Meals                                                                        300
Express mail                                                                 200
Hotel                                                                        600
Office                                                                       150
Rent                                                                       2,000
Salaries (1/2 of 5 admin. salaries)                                       11,500
Telephone                                                                  1,300
Travel                                                                     3,000
Dues & subscriptions                                                          20
Office equipment rental (photo copiers, postage meter                        200
machines)
Office supplies                                                              600
Postage                                                                      100
Printing (letterhead, Bus cards, marketing brochures, etc.                   500
                                                                        --------
Total Indirect Costs                                                    $ 28,150
                                                                        --------

Direct costs:
Computer supplies                                                       $    200
Meals                                                                        100
Hotel                                                                         50
Travel                                                                       100
Outside professional consultants                                           1,000
Market testing & research                                                  2,500
Office supplies                                                              150
Telephone                                                                  2,800
Travel                                                                       100
Salaries (9 employees)                                                    25,600
Employer FICA/Medicare                                                     2,000
Employee insurance benefits                                                2,400
                                                                        --------
Total Direct Costs                                                      $ 37,000
                                                                        --------
Total monthly charge to ANC                                             $ 65,150
                                                                        ========


SERVICE AGREEMENT                                                         PAGE 7